Exhibit 14 to Form N-14



 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectuses for Federated Global Equity Fund of Federated World Investment Series, Inc. and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Federated International Equity Fund of Federated International Series, Inc. and Federated Global Equity Fund, which all such documents, dated January 31, 2005, are incorporated by reference in the
Prospectus/Proxy Statement in the Registration Statement of Federated International Series, Inc. on Form N-14.

We also consent to the reference of our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement of Federated International Equity Fund of Federated International Series, Inc. and to the incorporation by reference of our reports, dated January 12, 2005, on Federated International Equity Fund and Federated Global Equity Fund included in their respective Annual Report to Shareholders for the fiscal year ended November 30, 2004, in this Registration Statement of Federated International Series, Inc. on Form N-14.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
April 8, 2005